UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 14, 2007 (March 12, 2007)

Janus Capital Group Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Resignation of Director

On March 12, 2007, James P. Craig, III retired from the Board of Directors (the “Board”) of Janus Capital Group Inc. (the “Company”).  Mr. Craig has served on the Board since October 2002.

(d)  Election of Director

The Board of the Company appointed a new director, Jock Patton, effective March 12, 2007, to fill the vacancy left by Mr. Craig’s retirement.  The committees of the Board to which Mr. Patton will be named have not been determined at this time.  Currently, Mr. Patton is the chairman of Swift Transportation Co., Inc. and a director of JDA Software Group, Inc.  Mr. Patton is also the chairman of the ING Funds Unified Board of Trustees (“ING Trustees”), but anticipates stepping down from the ING Trustees on or about June 30, 2007.

The Company issued a news release announcing this resignation and appointment on March 14, 2007.  A copy of the news release is furnished herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

99.1	News Release issued by the Company on March 14, 2007, announcing the resignation of a director and appointment of a new director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: March 14, 2007	By:	/s/Gregory A. Frost
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release issued by the Company on March 14, 2007, announcing the resignation of a director and appointment of a new director.